EXHIBIT 99.1

News Release

Contact:	Garland W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL CORP.

ANNOUNCES SALE OF BROKERED DEPOSITS

Newport Beach, Calif., July 29, 2004

United PanAm Financial Corp., a California corporation (the “Company” or “UPFC”) (NASDAQ: UPFC), announced today that that it and its wholly-owned subsidiary, Pan American Bank, FSB, a federally chartered savings bank (the “Bank”), have both signed a definitive agreement to sell certain brokered certificates of deposit of the Bank to EverBank, a federally chartered savings bank located in Jacksonville, Florida. The sale of the brokered deposits is subject to regulatory approval and satisfaction of other conditions to closing set forth in the agreement.

The sale of the brokered deposits is executing a key element of the Company’s strategic plan to shift the funding source of its business to the public capital markets and reduce reliance on insured deposits. The Company has historically funded its business, in part, with retail and wholesale insured bank deposits, and the sales of the brokered deposits are part of the Company’s previously announced plan to eliminate insured deposits as a funding source for the Company’s business and, ultimately, to exit the Bank’s federal thrift charter.

UPFC, a specialty finance company, originates and acquires for investment retail automobile installment sales contracts and insurance premium finance contracts.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the Company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.